Exhibit 10.4

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made effective as of April 21, 2017 (the “Effective Date”), and is entered into by and between 6200 STONERIDGE MALL ROAD INVESTORS LLC, a Delaware limited liability company (“Landlord”) and BLACKHAWK NETWORK, INC., an Arizona corporation (“Tenant”).
RECITALS
A.Landlord and Tenant entered into that certain Lease Agreement dated effective as of December 1, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement made effective as of September 22, 2016 (the “First Amendment”, and together with the Original Lease, the “Lease”), pursuant to which Tenant leases approximately 148,902 rentable square feet located at 6220 Stoneridge Mall Road, Pleasanton, California (the “Premises”).
B.    Landlord and Tenant have identified a certain scrivener’s error in the numbering of Paragraph 4(b)(ii) of the Original Lease and now desire to amend the Lease to, among other things, correct this error, thereby more clearly reflecting the parties’ expectations relating to the Lease, subject to and in accordance with the following terms and conditions.
AGREEMENT
NOW THEREFORE, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	RECITALS
Landlord and Tenant agree the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.	DEFINITIONS
As of the Effective Date, unless context clearly indicates otherwise, all references to “the Lease” or “this Lease” in the Lease or in this Amendment shall be deemed to refer to the Lease, as amended by this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease unless context clearly indicates otherwise.
3.    UTILITY EXPENSES AN ITEM OF OPERATING EXPENSES.
Paragraph 4(b)(ii)(B) of the Original Lease captioned “Utility Expenses” is hereby renumbered as item (11) of, and included for the purposes of the Lease in, Paragraph 4(b)(ii)(A). Paragraph 4(b)(ii)(B) of the Lease shall be marked “Reserved” but shall contain no other text. Notwithstanding the foregoing, all other numbering of Paragraph 4(b)(ii) shall remain unchanged including, without limitation, Paragraph 4(b)(ii)(C), which is captioned “Taxes”.

4.	GENERAL PROVISIONS
(a)    Ratification and Entire Agreement. Except as expressly amended by this Amendment, the Lease shall remain unmodified and in full force and effect. As modified by this Amendment, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail. The Lease as amended by this Amendment constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter hereof, and all prior agreements, representations, and understandings between Landlord and Tenant with respect to the subject matter hereof, whether oral or written, are or should be deemed to be null and void, all of the foregoing having been merged into this Amendment. Landlord and Tenant do each hereby acknowledge that it and/or its counsel have reviewed and revised this Amendment, and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Amendment. This Amendment may be amended or modified only by an instrument in writing signed by Landlord and Tenant.
(b)    Brokerage. Tenant hereby represents and warrants to Landlord that Tenant has not retained the services of any real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Amendment or the transactions contemplated hereby. Tenant hereby agrees to save, defend, indemnify and hold Landlord free and harmless from all losses, liabilities, damages, and costs and expenses arising from any breach of its warranty and representation as set forth in the preceding sentence, including Landlord’s reasonable attorneys’ fees.
(c)    Authority; Applicable Law; Successors Bound. Landlord and Tenant do each hereby represent and warrant to the other that this Amendment has been duly authorized by all necessary action on the part of such party and that such party has full power and authority to execute, deliver and perform its obligations under this Amendment. This Amendment shall be governed by and construed under the laws of the State of California, without giving effect to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction. This Amendment shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns with respect to the Lease.
(d)    Counterparts. This Amendment may be executed in one or more counterparts, including any “PDF” or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. Any “PDF” or other electronic signature shall constitute a valid and binding method for executing this Amendment. Executed counterparts of this Amendment exchanged by email or other electronic means shall be fully enforceable.

[Signature page follows.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to be effective as of the Effective Date.

Landlord:
6200 STONERIDGE MALL ROAD INVESTORS, LLC,
a Delaware limited liability company
By: TPF Equity REIT Operating Partnership LP,
a Delaware limited partnership,
its sole member
By: TPF Equity REIT Operating Partnership GP LLC,
a Delaware limited liability company,
its general partner
By: /s/ Thomas Enger
Name: Thomas Enger
Title: Managing Director
Date: May 5   , 2017
By: /s/ Andrew Wietstock
Name: Andrew Wietstock
Title: Director
Date: May 5   , 2017

Tenant:
BLACKHAWK NETWORK, INC.,
an Arizona corporation
By: /s/ Jerry N. Ulrich
Name: Jerry N. Ulrich
Title: Chief Financial Officer and Chief Administrative Officer
Date: April 26   , 2017
By: /s/ Suzanne Kinner
Name: Suzanne Kinner
Title: General Vice President
Date: April 26   , 2017

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